As filed with the Securities and Exchange Commission on September 29, 2000

Registration No. 333- _______
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE AMERICAN EDUCATION CORPORATION
----------------------------------
(Exact name of registrant as specified in its charter)

Colorado
--------
(State or other jurisdiction of incorporation or organization)

84-0838184
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(I.R.S. Employer Identification No.)

7506 North Broadway Extension, Suite 505, Oklahoma City, Oklahoma
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(Address of principal executive offices)

73116
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(zip code)

The American Education Corporation Stock Option Plan for Employees
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(Full title of plan)


Jeffrey E. Butler
The American Education Corporation
7506 North Broadway Extension, Suite 505
Oklahoma City, Oklahoma 73116
(405)840-6031

Copy to:
Armand Paliotta, Esq.
Hartzog Conger & Cason
201 Robert S. Kerr, Suite 1600
Oklahoma City, Oklahoma 73102
(405) 235-7000
------------------------------------------
(Name, address, and telephone number of agent for service)


Calculation of Registration Fee
-------------------------------


Title of                       Proposed       Proposed
securities                      maximum        maximum      Amount of
to be        Amount to be   offering price    aggregate    registration
registered  registered (1)     per share    offering price     fee
----------  --------------  --------------  --------------  -----------

Common Stock, par value $0.025 per share

Issuable           560,500      $ 0.50  (2)    $280,250(2)         $74
pursuant to
options previously
granted under the
Stock Option Plan
for Employees

Issuable            39,500      $ 1.00  (3)    $ 39,500(3)        $ 11
pursuant to
options to be
granted under the
Stock Option Plan
for Employees


(1) 	Pursuant to Rule 416, this Registration Statement shall cover, in addition to the number of shares of Common Stock as stated above, such indeterminate number of additional shares of Common Stock as may be issued under such plan as a result of adjustment provisions thereunder.
(2)	Pursuant to Rule 457(h) and Rule 457(c), this price is calculated based on a weighted average exercise price of $ 0.50 per share covering 560,500 shares subject to stock options previously granted under the Stock Option Plan for Employees.
(3)	Pursuant to Rule 457(h), this price is estimated solely for the purpose of calculating the registration fee and is based upon the average of the bid and asked price per share of the Registrant's Common Stock as reported on the over-the-counter bulletin board on September 27, 2000.


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EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by The American Education Corporation (the "Company") relating to an additional 600,000 shares of the Company's common stock, par value $0.025 per share (the "Common Stock"), issuable to employees of the Company under The American Education Corporation Stock Option Plan for Employees (the "Plan"). The Company previously registered 1,050,000 shares of Common Stock for issuance under the Plan under Registration Statement No. 333-89583.

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Part I

Item 1.  Plan Information
-------------------------

The Company shall deliver or cause to be delivered to each participant, to the extent material (and prior to the making of any investment decision), one or more documents containing the information specified in Item 1. The document or documents themselves are not required to be filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 428 and the Note to Part I.

Item 2.  Registrant Information and Employee Plan Annual Information
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The Company shall provide to each participant, prior to the making of any investment decision, a written statement advising the participant of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II and stating that these documents are incorporated by reference into the Section 10(a) prospectus. The statement shall also indicate the availability without charge, upon written or oral request, of other documents required to be delivered to (b) and include the address and telephone number to which the request is to be directed. The written statement itself is not required to be filed with the Commission pursuant to Rule 428 and the Note to Part I.


Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference
------------------------------------------------

The documents listed below are incorporated by reference in this Registration Statement; and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such document:

(a) the Company's latest Annual Report on Form 10-KSB as filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above;

(c) the description of the common stock, $0.025 par value per share, of the Company (the "Common Stock") contained in the Company's Registration Statement on Form 8-A12G/A (SEC File No. 000-11078) filed pursuant to Section 12 of the Exchange Act on August 29, 2000, including any subsequent amendments or reports filed for the purpose of updating such description.

For purposes of this Registration Statement, any statement contained in a document incorporated by or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.


Item 4.  Description of Securities
----------------------------------

No description of the class of securities to be offered is required under this item because the class of securities to be offered is registered under
Section 12 of the Exchange Act.


Item 5.  Interest of Named Experts and Counsel
----------------------------------------------

The legality of the securities offered will be passed upon for the Company by the law firm of Hartzog Conger & Cason, 1600 Bank of Oklahoma Plaza, 201 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102. The firm owns 23,495 shares of Common Stock of the Company.


Item 6.  Indemnification of Directors and Officers
--------------------------------------------------

The Articles of Incorporation of the Company provide for the indemnification of former and current directors and officers of the Company against all expenses actually and necessarily incurred with respect to any action, suit or proceeding, except in relation to matters to which any such director or officer or former director or officer shall be adjudged in such action, suit, or proceeding to be liable for gross negligence or willful misconduct in the performance of duty.


Item 7.  Exemption from Registration
------------------------------------

Not Applicable.


Item 8.  Exhibits
-----------------

4.1	Amended and Restated Articles of Incorporation of the Company (Exhibit
3.1 of the Current Report on Form 8-K (File No. 000-11078), filed June 25,
1998) is hereby incorporated by reference.
4.2	Restated Bylaws of the Company (Exhibit 4.2 of the Form S-8 filed October
22, 1999) is incorporated by reference.
4.3	Stock Option Plan for Employees (Exhibit "C" to the Company's Proxy
Statement (File No. 000-11078) filed on April 24, 1998) is hereby incorporated by reference.
4.4	Directors' Stock Option Plan (Exhibit "B" to the Company's Proxy Statement
(File No. 000-11078) filed on April 24, 1998) is hereby incorporated by reference.
4.5	First Amendment to Stock Option Plan for Employees (Exhibit 4.4 of the
Form S-8 filed October 22, 1999) is incorporated by reference.
4.6	First Amendment to Directors' Stock Option Plan (Exhibit 4.5 of the Form
S-8 filed October 22, 1999) is incorporated by reference.
+4.7	Second Amendment to Stock Option Plan for Employees.
+5    Opinion of Hartzog Conger & Cason.
+23.1	Consent of Steakley & Gilbert, P.C.
+23.2	Consent of Hartzog Conger & Cason (contained in its opinion filed as
Exhibit 5 hereto).
+24.1	Powers of Attorney (set forth on page II-4).

+Filed herewith.

Item 9.  Undertakings
---------------------

(a)  The undersigned registrant hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)	to reflect in the prospectus any facts or events arising
after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the registration statement;

          (iii)	to include any material information with respect to the
plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 29th day of September, 2000.

THE AMERICAN EDUCATION CORPORATION


By: /s/ Jeffrey E. Butler
    Jeffrey E. Butler,
    Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey E. Butler, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent or their substitutes may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE INDICATED CAPACITIES ON September 29, 2000.

SIGNATURE                                    TITLE


By: /s/ Jeffrey E. Butler      Chief Executive Officer and Director
    Jeffrey E. Butler


By: /s/ Monty C. McCurry       Director
    Monty C. McCurry


By: /s/ Newton W. Fink         Director
    Newton W. Fink


By: /s/ Stephen E. Prust       Director
    Stephen E. Prust


By: /s/ Geoffrey Glossop       Director
    Geoffrey Glossop





EXHIBIT INDEX
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Exhibit         Exhibit Description
No.

4.1     Amended and Restated Articles of Incorporation of the
        Company.
4.2     Restated Bylaws of the Company.
4.3     Stock Option Plan for Employees of the Company.
4.4     Directors' Stock Option Plan of the Company.
4.5     First Amendment to Stock Option Plan for Employees of the
        Company.
4.6     First Amendment to Directors' Stock Option Plan.
4.7     Second Amendment to Stock Option Plan for Employees of the
        Company.
5       Opinion of Hartzog Conger & Cason.
23.1    Consent of Steakley & Gilbert, P.C.
23.2 Consent of Hartzog Conger & Cason (contained in its opinion filed as Exhibit 5 hereto).
24.1    Powers of Attorney (set forth on page II-4).


EXHIBIT 4.7
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SECOND AMENDMENT TO 1998 STOCK OPTION PLAN FOR EMPLOYEES
--------------------------------------------------------

The following amendment to the 1998 Stock Option Plan For Employees was approved by the Board of Directors of The American Education Corporation on May 22, 2000:

    1.  Section 4.1 was amended by substituting "1,650,000" for "1,050,000".



EXHIBIT 5
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September 29, 2000



The American Education Corporation
7506 North Broadway Extension
Suite 505
Oklahoma City, Oklahoma  73116

Gentlemen:

The American Education Corporation, a Colorado corporation (the "Company"), intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 (the "Registration Statement") with respect to 600,000 shares of its common stock, $0.025 par value per share (the "Common Stock"), to be issued from time to time pursuant to the Company's Stock Option Plan for Employees (the "Benefit Plan").

You have requested our opinion in connection with the Company's filing of the Registration Statement. We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Company, all such agreements, certificates of officers of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinion expressed in this letter including, without limitation, the Company's Amended and Restated Articles of Incorporation, the Benefit Plan and the Registration Statement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.

We have investigated such questions of law for the purpose of rendering the opinion in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the General Corporation Law of the State of Colorado.

On the basis of and in reliance on the foregoing, we are of the opinion that the shares of the Common Stock to be issued pursuant to the Benefit Plan, when and if issued in accordance with the terms of the Benefit Plan will be legally issued, fully paid and non-assessable; provided that the consideration for each share is not less than the par value thereof.

The opinion in this letter is rendered only to the Company in connection with the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. The opinion may not be relied upon by the Company for any other purpose, or relied upon by any other person, firm or entity for any purpose. This letter may not be paraphrased, quoted or summarized, nor may it be duplicated or reproduced in whole or in part.

Very truly yours,

HARTZOG CONGER & CASON

/s/ Hartzog Conger & Cason




EXHIBIT 23.1
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CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the American Education Corporation Stock Option Plan for Employees of our report dated March 7, 2000, with respect to the consolidated financial statement of The American Education Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


Steakley & Gilbert, P.C.

September 29, 2000
Oklahoma City, Oklahoma